UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

735 N. Water Street, Suite 1000 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2014, Physicians Realty Trust (the “Company”) issued a press release that announced operating results for its first quarter ended March 31, 2014. The press release refers to a supplemental information package that is available on the Company’s website (www.docreit.com), free of charge.  Copies of the press release and supplemental information package have been furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report, and are incorporated herein by reference.

The information included in Item 2.02 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2014, the Company and each of John Thomas, Chief Executive Officer, John Sweet, Chief Investment Officer, John Lucey, Senior Vice President and Principal Accounting and Reporting Officer and Mark Theine, Senior Vice President Asset and Investment Management (the “Executive Officers”) entered into amended employment agreements (the “Amended Agreements”), which provide for the Compensation and Nominating Governance Committee (the “Committee”) of the Board of Trustees of the Company to use its discretion in setting the amount of annual bonus to be paid to each Executive Officer and to make other administrative changes to the agreements.

On May 6, 2014, the Committee approved the Physicians Realty Trust Incentive Bonus Plan, effective for the 2014 fiscal year and future fiscal years (the “Bonus Plan”). The Bonus Plan provides for the payment of annual cash bonuses to eligible key employees. The performance goals under the Bonus Plan may include any one or any combination of financial, operational, sales or other goals, which may be Company-wide, on a business unit or individual basis or otherwise, and may be expressed, for example, in terms of return on invested capital, revenue, net income or loss, real estate investments, funds from operations, or the attainment of various growth objectives.

On May 6, 2014, the Committee approved an amendment to the Physicians Realty Trust 2013 Equity Plan (“Amendment No. 1 to the 2013 Plan”) removing certain limitations on required periods for time vesting of awards and granting to the Committee the authority to administer and amend the 2013 Equity Plan.

The foregoing description of certain terms of the Amended Agreements, the Bonus Plan and the Amendment No. 1 to the 2013 Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Agreements, the Bonus Plan and Amendment No. 1 to the 2013 Plan, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report and are incorporated in this Item 5.02 by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

10.1* Amended and Restated Employment Agreement dated as of May 6, 2014, between the Company and John T. Thomas.

10.2* Amended and Restated Employment Agreement dated as of May 6, 2014, between the Company and John Sweet.

10.3* Amended and Restated Employment Agreement dated as of May 6, 2014, between the Company and John Lucey.

10.4* Amended and Restated Employment Agreement dated as of May 6, 2014, between the Company and Mark D. Theine.

10.5* Physicians Realty Trust Incentive Bonus Plan.

10.6* Amendment No. 1 to the Physicians Realty Trust 2013 Equity Plan.

10.7* Form of Restricted Share Award Agreement - Executive (Time Vesting).

10.8* Form of Restricted Share Award Agreement - Trustees (Time Vesting).

10.9* Form of Restricted Share Unit Award Agreement (Performance Units).

99.1 Press Release, dated May 7, 2014, issued by Physicians Realty Trust.

99.2 Supplemental Operating & Financial Information, First Quarter 2014.

*Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2014	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Amended and Restated Employment Agreement dated as of May 6, 2014, between the Company and John T. Thomas.

10.2*	Amended and Restated Employment Agreement dated as of May 6, 2014, between the Company and John Sweet.

10.3*	Amended and Restated Employment Agreement dated as of May 6, 2014, between the Company and John Lucey.

10.4*	Amended and Restated Employment Agreement dated as of M May 6, 2014, between the Company and Mark D. Theine.

10.5*	Physicians Realty Trust Incentive Bonus Plan.

10.6*	Amendment No. 1 to the Physicians Realty Trust 2013 Equity Plan.

10.7*	Form of Restricted Share Award Agreement - Executive (Time Vesting).

10.8*	Form of Restricted Share Award Agreement - Trustees (Time Vesting).

10.9*	Form of Restricted Share Unit Award Agreement (Performance Units).

99.1	Press Release, dated May 7, 2014, issued by Physicians Realty Trust.

99.2	Supplemental Operating & Financial Information, First Quarter 2014.

*Indicates a management contract or compensatory plan or arrangement.